Exhibit 99.8

NOTICE OF WITHDRAWAL

To Withdraw

Shares of Common Stock of PPG Industries, Inc.

Pursuant to the Offer to Exchange

All Shares of Common Stock of

EAGLE SPINCO INC.

which are owned by PPG Industries and

will be converted into Shares of Common Stock of

GEORGIA GULF CORPORATION

for

Shares of Common Stock of PPG Industries, Inc.

Pursuant to the Prospectus dated [—]

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON [—], UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF PPG COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the Prospectus dated [—] (the “Prospectus”), in connection with the offer by PPG Industries, Inc. (“PPG”) to exchange all shares of Eagle Spinco Inc. common stock, par value $0.001 per share, which are owned by PPG, and will be converted into shares of Georgia Gulf Corporation common stock, par value $0.01 per share, for shares of PPG common stock, par value $1.66 2/3 per share (“PPG common stock”), that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer.

Shares of PPG common stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, on [—] and, unless PPG has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once PPG accepts shares of PPG common stock pursuant to the exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF PPG COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the exchange offer agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal. See “This Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights” in the Prospectus.

If any of the shares of PPG common stock were tendered through The Depository Trust Company, please do not use this form; use The Depository Trust Company form of withdrawal instead.

REQUEST FOR WITHDRAWAL

The undersigned has identified below the shares of PPG common stock that it is withdrawing from the exchange offer:

Number of certificated shares of PPG common stock to be withdrawn:

Number of book-entry and/or direct purchase plan shares to be withdrawn

REQUEST OF RELEASE FOR SHARES REPRESENTED BY CERTIFICATE(S)

If certificate(s) of shares of PPG common stock have been delivered to Computershare Investor Services (the “exchange offer agent”), please provide the following information in order for the exchange offer agent to return the relevant certificate(s):

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the shares of PPG common stock withdrawn: (if held in book-entry or direct purchase plan, please indicate “book-entry”)

Address (including Zip Code):

SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of PPG common stock withdrawn as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If you wish to withdraw any tendered shares of PPG common stock, you must transmit this Notice of Withdrawal to the exchange offer agent at:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone (781) 575-2332	Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

PPG will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of PPG, the exchange offer agent, the transfer agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.